Exhibit 10.1

For Bank Use Only Due: December 31, 2019 Obligor 0028586166 Obligation 406

AMENDMENT TO NOTE

This amendment (the "Amendment") is made between the undersigned borrower (the "Borrower") and U.S. Bank National Association (the "Bank") and shall be effective as of the date set forth on the last page of the Amendment, except as otherwise provided below.

RECITALS

A.
Borrower (or predecessor) executed a note originally dated or amended or restated as of February 12, 2018, payable to Bank (or predecessor) (as further amended and/or restated, the "Note"). The Note and all collateral and/or other documents, which may or may not be identified in the Note, which supplement, secure or otherwise relate to the credit facility evidenced by the Note are collectively referred to as the "Loan Documents". The Loan Documents set forth the terms and conditions upon which Borrower has obtained or may obtain a loan or loans from Bank in the original or amended or restated principal amount of $5,000,000.00, as such amount may have been or may from time to time be increased or decreased according to the terms of the Loan Documents.

B.
Borrower has requested that Bank permit certain modifications to the Note as described below.

C.
Bank has agreed to such modifications, but only upon the terms and conditions outlined in the Amendment.

In consideration of the mutual covenants contained herein, and for other good and valuable consideration, Borrower and Bank agree as follows:

ADDITIONS, DELETIONS OR CHANGES IN TERMS

The following provisions are hereby added to the Note or, if so indicated below, specified provisions of the Note are modified, in part, or deleted or performance thereof is waived to the extent provided below. If any provision or partial provision added below already exists in the Note, such provision is restated in its entirety. Capitalized terms used in the Amendment not otherwise defined herein shall have the meanings ascribed to them in the Note.

Modification of Maturity Date. Any references in the Note to the maturity date or date of final payment are hereby deleted and replaced with "December 31, 2019".

Maximum Loan Amount. All references in the Note (whether or not numerical) to the maximum amount that may be outstanding at any time are hereby deleted and replaced with $6,000,000.00 (the "Loan Amount").

Interest Rate. The interest rate under the Note (including any provisions of the Note relating to periodic adjustments to the applicable rate, maximum rate adjustments, floor rates, ceiling rates and rate conversions) shall be amended as follows:

Interest on each advance hereunder shall accrue at an annual rate equal to 1.75% plus the one-month LIBOR rate quoted by Bank from Reuters Screen LIBOROI Page or any successor thereto which may be designated by Bank as provided below, which shall be that one-month LIBOR rate in effect two New York Banking Days prior to the Reprice Date, adjusted for any reserve requirement and any subsequent costs arising from a change in government regulation, such rate to be reset monthly on each Reprice Date. The term "New York Banking Day" means any date (other than a Saturday or Sunday) on which commercial banks are open for business in New York, New York. The term "Reprice Date" means the 1st day of each month. If the initial advance under this Note occurs other than on the Reprice Date, the initial one-month LIBOR rate shall be that one-month LIBOR rate in effect two New York Banking Days prior to the date of the initial advance, which rate plus the percentage described above shall be in effect until the next Reprice Date. Bank's internal records of applicable interest rates (including without limitation Bank's designation of any successor interest rate index if the rate index described above shall become temporarily unavailable or shall cease to exist) shall be determinative in the absence of manifest error.

Notwithstanding anything to the contrary in the Note or the Amendment, for purposes of determining any rate of interest which is based upon a stated formula, neither the interest rate nor the index or other referenced rate upon which the interest rate is based shall at any time be less than 0%.

Payment Schedule. The payment schedule for the Note shall be amended as follows:

Interest is payable beginning January 31, 2019, and on the last day of each consecutive month thereafter, plus a final interest payment with the final payment of principal.

Principal is payable on December 31, 2019, the maturity date.

Deletion of Additional Terms. The following named or described additional terms are hereby deleted:

o
Paid-ln-Full Period: the term which provides that all revolving loans under the Agreement and Note must be paid in full for a specified number of consecutive days during each fiscal year.

Default Interest Rate. Notwithstanding any provision of the Note to the contrary, upon any default or at any time during the continuation thereof (including failure to pay upon maturity), Bank may, at its option and subject to applicable law, (a) increase the interest rate on the Note to a rate of 5% per annum plus the interest rate otherwise payable under the Note and (b) until Bank elects to accelerate payment of the Note according to the default section, increase the required periodic payments under the Note accordingly, Notwithstanding the foregoing and subject to applicable law, upon the occurrence of a default by Borrower or any guarantor involving bankruptcy, insolvency, receivership proceedings or an assignment for the benefit of creditors, the interest rate on the Note shall automatically increase to a rate of 5% per annum plus the rate otherwise payable under the Note.

MISCELLANEOUS TERMS

Modification Fee. Subject to applicable law, Borrower will pay Bank a modification fee of S (apart from any prior closing fee) contemporaneously with the execution of the Amendment. This fee is in addition to all other fees, expenses and other amounts due hereunder or under any other Loan Documents.

Effectiveness of Prior Documents. Except as specifically amended hereby, the Note and the other Loan Documents shall remain in full force and effect in accordance with their respective terms. All warranties and representations contained in the Note and the other Loan Documents are hereby reconfirmed as of the date hereof. All collateral previously provided to secure the Note continues as security, and all guaranties guaranteeing obligations under the Loan Documents remain in full force and effect. This is an amendment, not a novation.

Preconditions to Effectiveness. The Amendment shall only become effective upon execution by Borrower and Bank, and approval by any other third party required by Bank.

No Waiver of Defaults; Warranties. The Amendment shall not be construed as or be deemed to be a waiver by Bank of existing defaults by Borrower, whether known or undiscovered. All agreements, representations and warranties made herein shall survive the execution of the Amendment.

Counterparts. The Amendment may be signed in any number of counterparts, each of which shall be considered an original, but when taken together shall constitute one document.

Authorization. Borrower represents and warrants that the execution, delivery and performance of the Amendment and the documents referenced herein are within the authority of Borrower and have been duly authorized by all necessary action.

USA PATRIOT Act; Anti-Corruption Laws, Sanctions and Anti-Terrorism Laws.

(a) IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account, Bank will ask each person in a financial transaction their name, address and other information that will allow Bank to identify such person. Bank may also ask to see other documents that substantiate a person's identity.

(b) Borrower represents, warrants, covenants and agrees as follows:

(i)     Borrower; each and all entities 50% or more owned, directly or indirectly, by Borrower ("Subsidiaries"), and their respective officers, employees, directors and agents are and at all times will remain in compliance with the following: (A) all laws, rules, and regulations of any jurisdiction applicable to Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption ("Anti-corruption Laws"), (B) economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by the U.S. Department of Treasury's Office of Foreign Assets Control or successor ("OFAC") or the U.S. Department of State or successor ("Sanctions"), and (C) the USA PATRIOT Act (Title Ill of Pub. L. 107-56 (signed into law October 26, 2001 )), the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V) and any enabling legislation or executive order relating thereto or successor statute thereto ("Anti-terrorism Laws"), all as may be amended from time to time,

(ii)     The loans made hereunder comply with, and neither the loans made hereunder nor the use of the proceeds thereof will violate, any Anti-corruption Laws, Sanctions or Anti-terrorism Laws.

(iii) None of Borrower, any Subsidiary or any of their respective directors, officers or employees is (A) listed in any Sanctionsrelated list of designated persons maintained by OFAC or the U.S. Department of State, (B) operating, organized or resident in a country or territory which is itself the subject or target of any comprehensive Sanctions ("Sanctioned Country"), (C) an agency, political subdivision or instrumentality of the government of a Sanctioned Country, or (D) 50% or more owned, directly or indirectly, by any of the above.

(iv) Borrower shall, and shall cause each Subsidiary to, provide such information and take such actions as are reasonably requested by Bank to assist Bank in maintaining compliance with Anti-corruption Laws, Sanctions, Anti-terrorism Laws and applicable anti-money laundering laws and regulations ("AML Laws"). Without limitation of the foregoing, Borrower represents and warrants that the most recent certification of beneficial ownership of any Borrower which is a "legal entity" within the scope of the ownership certification requirements of the AML Laws is true and correct as of the date of the Amendment; and Borrower agrees to immediately (A) notify Bank in writing of any event that results in any individual becoming or ceasing to be the beneficial owner, directly or indirectly, of 25% or more of any such "legal entity" Borrower; (B) notify Bank Of any Change in the individual previously identified by Borrower's representative(s) ("Account Opener/Certifier") as the individual who holds a significant responsibility to control, manage or direct any such "legal entity" Borrower; and (C) upon request of Bank, provide in a form acceptable to Bank an updated certification, signed by a representative of any such "legal entity" Borrower acting as an Account Opener/Certifier under regulations implemented under the AML Laws, of the beneficial ownership and control of such Borrower.

Copies; Electronic Records. Borrower hereby acknowledges the receipt of a copy of the Amendment, the Note and all other Loan Documents. Bank may, on behalf Of Borrower, create a microfilm or optical disk or other electronic image Of the Amendment and any or all of the Loan Documents, including the Note. Bank may store the electronic image of such Amendment and Loan Documents in its electronic form and then destroy the paper original as part of Bank's normal business practices, with the electronic image deemed to be an original. To the extent permitted by law, Borrower and Bank agree that Bank may convert the Note into a "transferable record" or the equivalent thereof as defined in applicable law and that such transferable record shall be the authoritative copy of the Note. Bank, on its own behalf, may control and transfer such authoritative copy as permitted by such law.

Attachments. All documents attached hereto, including any appendices, schedules, riders, and exhibits to the Amendment, are hereby expressly incorporated herein by reference.

Dated as of January 4, 2019.

BORROWER:

PARK CITY GROUP, INC.
a/an Nevada Corporation

By: /s/ John R. Merrill
Name and Title: John R. Merrill, SVP Finance

BANK:

Agreed to:
US. Bank National Association

By: /s/ Katie Michalek
Name and Title: Katie Michalek, Community Bank President

AMENDED AND RESTATED ADDENDUM TO STAND-ALONE REVOLVING NOTE

This Amended and Restated Addendum to Stand-Alone Revolving Note (this "Addendum") is entered into by and between PARK CITY GROUP, INC., a Nevada corporation ("Borrower"), and U.S. BANK NATIONAL ASSOCIATION ("Bank"). This Addendum (i) amends, restates and replaces that certain Addendum to Stand-Alone Revolving Note between Borrower and Bank dated as of February 12, 2018, and (ii) is incorporated into and made a part of that certain Stand-Alone Revolving Note dated as of February 12, 2018 in the original principal amount of $5,000,000, as the same is being amended by that certain Amendment to Note of even date herewith, which, among other things, increases the principal amount from $5,000,000 to $6,000,000, each executed by Borrower in favor of Bank (as amended, the "Note").

Capitalized terms used herein and not otherwise defined herein shall have the meaning set forth in the Note.

l .Section 3 of the Note is hereby amended and restated to read in its entirety as follows:

“3            Paid-In-FulI Period. All advances under this Note must be paid in full for two (2) separate periods of at least thirty (30) consecutive days each during each fiscal year."

2. Section 10 of the Note is hereby amended by replacing the words "Not applicable." with the following paragraphs to read in their entirety as follows:

"For Borrower, together with Park City Group, Inc., a Delaware corporation (TIN: 73-1247666):

Annual Financial Statements: Not later than 120 days after the end of each fiscal year, annual financial statements, audited by a certified public accounting firm acceptable to Bank."

Quarterly Financial Statements: Not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year, quarterly financial statements, compiled by a certified public accounting firm acceptable to Bank; provided, that Borrower will be granted a 10-day extension to provide to Bank such quarterly financial statements in the event that Borrower has requested that the US. Securities and Exchange Commission grant Borrower an extension to file an amended quarterly report."

3. Section 12 of the Note is hereby amended and restated to read in its entirety as follows:

“12.                       Conditions to Borrowing; Advances and Paying Procedure. Bank will not be obligated to make (or continue to make) advances hereunder unless (i) Bank has received executed originals of the Note and all other documents or agreements applicable to any loans described herein, including but not limited to the Loan Documents, in form and content satisfactory to Bank; (ii) if the Note and loans thereunder arc secured, Bank has received confirmation satisfactory to it that Bank has a properly perfected security interest, mortgage or lien, with the proper priority; (iii) Bank has received certified copies of Borrower's governance documents and certification of entity status satisfactory to Bank and all other relevant documents; (iv) Bank has received a certified copy of a resolution or authorization in form and content satisfactory to Bank authorizing the Note and loans and all acts contemplated by the Loan Documents, and confirmation of proper authorization of all guaranties and other acts of third parties contemplated hereunder; (v) if required by Bank, Bank has been provided with an Opinion of Borrower's counsel in form and content satisfactory to Bank; (vi) no default exists under the Note or under any other Loan Documents, or under any other agreements by and between Borrower and Bank; and (vii) all proceedings taken in connection with the transactions contemplated by the Note (including any required environmental assessments), and all instruments, authorizations and other documents applicable thereto, are satisfactory to Bank and its counsel."

4. Subsections (d) and (e) of Section 13 of the Note are hereby amended and restated to read in their entirety as follows:

"(d)            Default on Other Obligations. Borrower or any Guarantor shall be in default under the terms of any loan agreement, promissory note, lease, conditional sale contract or other agreement, document or instrument evidencing, governing or securing any indebtedness owing by Borrower or any Guarantor to Bank or any indebtedness in excess of $ 100,000 owing by

Borrower or any Guarantor to any third party, and the period of grace, if any, to cure said default shall have passed.

(e)            Judgments. Any judgment shall be obtained against Borrower or any Guarantor which, together with all other outstanding unsatisfied judgments against Borrower (or such Guarantor), shall exceed the sum of $100,000 and shall remain unvacated, unbonded or unstayed for a period of 30 days following the date of entry thereof."

5. Section 16 of the Note is hereby amended and restated to read in its entirety as follows:

"16. Collateral. Not applicable."

6. Section 17 of the Note is hereby amended and restated to read in its entirety as follows:

" 17. [Reserved.]"

7.Section 26 of the Note is hereby amended and restated to read in its entirety as follows:

"26. Additional Terms. The warranties, covenants, conditions and other terms described in this Section are incorporated into the Note.

(a) Liquid Assets. Borrower will maintain Liquid Assets at all times having a value at least equal to the Loan Amount.

"Liquid Assets" shall mean the following assets owned by Borrower free and clear of all claims, liens, encumbrances and security interests except any security interest in favor of Bank, and such of the following types of encumbered assets owned by

Borrower, less any additional amounts Bank deems appropriate in its sole discretion:

●
savings accounts, money market accounts or certificates of deposit with Bank;

●
cash deposited with Bank and pledged to secure Bank loans; and

●
savings accounts, money market accounts or certificates of deposit with financial institutions other than Bank which are chartered and located within the United States.

"Liquid Assets" shall not include any such assets which are deemed by Bank, in its sole discretion, to be unsatisfactory.

(b) Senior Funded Debt to EBITDA. Borrower will maintain a Senior Funded Debt to EBITDA Ratio as of the end of each fiscal quarter, for the four (4) fiscal quarters then ended, of not more than 2.00:1:00.

"EBITDA" shall mean net income, plus interest expense, plus income tax expense, plus depreciation expense plus amortization expense.

"Senior Funded Debt" shall mean indebtedness for borrowed money, for the deferred purchase price of property not purchased on ordinary trade terms, for capitalized leases and for other liabilities evidenced by promissory notes or other instruments, but not including any indebtedness that has been subordinated to the indebtedness evidenced by the Note pursuant to a writing that has been accepted by Bank.

"Senior Funded Debt to EBITDA Ratio" shall mean the ratio of Senior Funded Debt to EBITDA."

Dated as of January ____, 2019.

PARK CITY GROUP, INC. a Nevada corporation

By: /s/ John R. Merrill
Name: John R. Merrill
Title: SVP, Finance

U.S. BANK NATIONAL ASSOCIATION

By: /s/ Katie Michalek
Name: Katie Michalek
Title: Community Bank President